EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 31, 1998 included in Charter Communications International, Inc.-s Annual Report on Form 10-K/SB for the year ending December 31, 1997 into this Registration Statement.






Arthur  Andersen  LLP
Atlanta,  Georgia
August  7,  1998